EXHIBIT 10.1

Amended and Restated Agreement and Plan of Merger

This Amended and Restated Agreement and Plan of Merger (the “Agreement”) is entered into as of November 8, 2011 by and between iVoice, Inc. (“IVOI”), and Hydra Fuel Cell Corporation (“HYDRA”);

This Amended and Restated Agreement and Plan of Merger shall supersede any previous written agreements entered into by the parties.

This Agreement contemplates a tax-free merger of HYDRA with and into iVoice Innovations in a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code, in which the sole shareholder of HYDRA will receive 1,000,000 Shares of Preferred Stock in IVOI in exchange for its shares in HYDRA, as set forth below.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

1.            Definitions. As used herein, the following terms shall have the following meanings:

"HYDRA Share" means a share of the Common Stock, $.001 par value, of HYDRA.

"HYDRA Shareholder" or "ASRC" means American Security Resources Corporation.

“HYDRA Business” means the business in which HYDRA is engaged on the date hereof.

“Action” or “Actions” shall mean any litigation, suits, actions, causes of actions, and proceedings or investigations, collectively.

"Certificate of Merger" has the meaning set forth in Section 2(c) below.

"IVOI Common Share" means any share of Class A Common Stock of IVOI.

"IVOI Preferred Share” means any share of the Series A Preferred Stock of IVOI, each such share being convertible at the holder's option into 153.5 shares of Class A Common Stock.

"Closing" has the meaning set forth in Section 2(b) below.

"Closing Date" has the meaning set forth in Section 2(b) below.

"Confidential Information" means any information concerning the businesses and affairs of a party that is not already generally available to the public.

"Effective Time" has the meaning set forth in Section 2(d)(i) below.

“Environmental Laws” shall mean any federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous materials and substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec. 9601, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901. et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C sec. 1251, et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. sec. 9601, et. seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec. 11001, et. seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f, et. seq.; the Solid Waste Disposal Act, as amended; and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages to, or threatened as a result of, the present of or exposure to any hazardous materials or substances).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

“Governmental Body” shall mean any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or
body exercising, or entitled to exercise, any administrative, executive

"IRS" means the Internal Revenue Service.

"Knowledge" means actual knowledge, after reasonable investigation.

"Merger" has the meaning set forth in Section 2(a) below.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Permit” or “Permits” shall mean any licenses, permits, authorizations, approvals, consents, franchises and orders required for the conduct and operation of business as presently conducted.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Requisite HYDRA Shareholder Approval" means the approval by resolution of the Board of Directors of ASRC in favor of this Agreement and the Merger.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

2.            Basic Transaction.

(a) The Merger. On and subject to the terms and conditions of this Agreement, HYDRA will merge with and into iVoice Innovations, Inc. (‘iVoice Innovations”), a wholly owned subsidiary of IVOI (the "Merger") at the Effective Time. iVoice Innovations shall be the corporation surviving the Merger (the "Surviving Corporation").  The Surviving Corporation shall possess all of the rights, privileges and immunities of HYDRA and shall become responsible for all of the liabilities and obligations of HYDRA, whether written or implied in law, including without limitation all liabilities and obligations approved by the Board of Directors of HYDRA, or resulting from the approval of actions by the Board or Directors of HYDRA, prior to the Effective Time.

(b) The Closing .The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before October 31, 2011 at the offices of Peter Lagorio, 63 Atlantic Ave # 3, Boston, MA 02110-3752 commencing at 11:00 a.m., local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date").

(c) Actions at the Closing. At the Closing, (i) HYDRA will deliver to IVOI the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) IVOI will deliver to HYDRA the various certificates, instruments, and documents referred to in Section 6(b) below, and (iii) IVOI and HYDRA will file with the Secretary of State of the State of New Jersey a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"); and (iv) IVOI and HYDRA will file such other documents and instruments as shall be necessary to reflect the consummation of the Merger, including, but not limited to such Certificate or Articles of Merger as shall be required or deemed appropriate in order to reflect the Merger as required by the  Secretary of State of Nevada..

(d) Effect of Merger.

(i) General. The Merger shall become effective at the time (the "Effective Time") IVOI and HYDRA file a Certificate of Merger with the Secretary of State of the State of New Jersey. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either IVOI or HYDRA in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate of Incorporation. The Certificate of Incorporation of iVoice Innovations shall be the Certificate of Incorporation of the Surviving Corporation.

(iii) Bylaws. The Bylaws of iVoice Innovations shall be the Bylaws of the Surviving Corporation.

(iv) Directors and Officers. The initial Board of Directors and Officers of the Surviving Corporation shall be:  Frank Neukomm, Chairman of the Board and CEO; Robert C. Farr, President, COO, and Director, James Twedt, Executive Vice President and Director

(v) Exchange of HYDRA Shares. Subject to the terms set forth in Section 12, at and as of the Effective Time, all HYDRA Shares shall be exchanged for 1,000,000 IVOI Series A Preferred Stock with the terms and subject to the designations, preferences and rights as set forth in the Amendment to the Certificate of Incorporation to be filed by IVOI with the State of New Jersey in substantially the form as attached hereto as Exhibit B.  After such exchange, no HYDRA Share shall be deemed to be outstanding but rather shall be deemed cancelled.

 (vi) IVOI Common Shares. Each IVOI Common Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

3.            Representations and Warranties of HYDRA. HYDRA represents and warrants to IVOI that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

(a) Organization, Qualification, and Corporate Power. HYDRA is a corporation having its main offices at 1800 NW 169th Place, Suite C700, Beaverton, Oregon, and duly organized, validly existing, and in good standing under the laws of the State of Nevada.  HYDRA is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of HYDRA or on the ability of the parties to consummate the transactions contemplated by this Agreement. HYDRA has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Capitalization. The entire authorized capital stock of HYDRA consists of 100,000,000 authorized shares of Common Stock (collectively, the “HYDRA Shares”), all of which are held and wholly-owned by ASRC, and none of which have been issued to anyone other than ASRC. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require HYDRA to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to HYDRA.  All issued and outstanding shares of HYDRA Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by HYDRA in compliance with all requirements of applicable laws.

(c) Authorization of Transaction. HYDRA has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of HYDRA, enforceable in accordance with its terms and conditions.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of HYDRA is subject or any provision of the charter or bylaws of HYDRA or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of HYDRA is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the Knowledge of HYDRA, other than in connection with the provisions of the Nevada Code, HYDRA does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(e) Financial Statements.  HYDRA will deliver to IVOI:  (i) on the date hereof, the unaudited balance sheet of HYDRA as of September 30, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Unaudited 2010 HYDRA Financial Statements”, (ii) on the date hereof, a comfort letter from HYDRA’s independent registered public accounting firm confirming that the Unaudited 2010 HYDRA Financial Statements follow GAAP and that no significant changes have occurred since the last unaudited financial statements dated December 31, 2009 were prepared that have been consolidated into the audited financial statements of HYDRA’s parent, American Security Resources Corporation, (iii) five business days prior to the Closing Date, HYDRA will deliver to IVOI the audited balance sheet of HYDRA as of December 31, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Audited 2010 HYDRA Financial Statements”) (all such financial statements, including the Audited 2010 HYDRA Financial Statements, the Unaudited 2010 HYDRA Financial Statements, are hereinafter collectively referred to as the “HYDRA Financial Statements”).  The HYDRA Financial Statements: (i) were compiled from the books and records of HYDRA regularly maintained by management and used to prepare the financial statements of HYDRA, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of HYDRA for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

(f) Absence of Certain Changes.  Except as set forth on Schedule 3(f), since September, 2009, HYDRA has conducted the HYDRA Business only in the ordinary course and consistent with prior practices and has not:
(i) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the HYDRA Business, or operations;
(ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the HYDRA Business, operations, assets, or condition (financial or otherwise);
(iii) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 3(g) at the time the same were due and payable and in the ordinary course of business;
(iv) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 3(p) below);
(v) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 3(f) hereto;
(vi) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);
(vii) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the HYDRA Business not theretofore a matter of public knowledge;

(viii) except as disclosed on Schedule 3(f), granted any increase in the compensation of any officer, employee or consultant of HYDRA (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;
(ix) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);
(x) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;
(xi) declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of HYDRA, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock;
(xii) knowingly waived or released any right or claim of HYDRA;
(xiii) received a commencement notice or, to the knowledge of HYDRA, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against HYDRA;
(xiv) experienced any labor trouble or, to the knowledge of HYDRA, received any claim of wrongful discharge or worker’s compensation claim;
(xv) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 3(f); or
(xvi) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the HYDRA Business, the HYDRA Intellectual Property (as defined below) or the operations of HYDRA.

(g) Undisclosed Liabilities. HYDRA has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of September 30, 2010 and (ii) liabilities which have arisen after December 31, 2010 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(h) Disclosure.  This Section 3 does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein, in the light of the circumstances under which they will be made, not misleading;

(i) Subsidiaries.  Except as set forth in Schedule 3(i), HYDRA does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

(j) Consents and Approvals.  Except as set forth on Schedule 3(j) hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by HYDRA in connection with the execution, delivery or performance of this Agreement.

(k) Litigation.  There are no Actions to which HYDRA is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by HYDRA (a) involving or relating to HYDRA or any of its assets, properties or rights, or (b) pending, or, to HYDRA’s knowledge, threatened, against HYDRA, or any of their respective assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the HYDRA Business.

(l) Taxes and Tax Returns.  All of the tax returns and reports of HYDRA required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid.  There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period.  No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of HYDRA.  HYDRA does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the December 31, 2010 HYDRA Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the December 31, 2010 HYDRA Financial Statements in the ordinary course of business and reserved against on the books and records of HYDRA compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date.  The provisions for taxes reflected in the December 31, 2010 HYDRA Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2010 and for all prior periods, whether disputed or undisputed.  There are no present disputes about taxes of any nature payable by HYDRA.  HYDRA has never filed, and will not file on or before the Closing Date, any consent under Section 341(f) of the Code.  HYDRA’s tax returns have never been audited by any taxation authority.

(m) Leases.  Schedule 3(m) contains a true and complete list of:
(i) all leases pursuant to which HYDRA leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;
(ii) all leases pursuant to which HYDRA leases any type of personal property;
(iii) all leases pursuant to which HYDRA leases any vehicles or related equipment; and
(iv) all leases pursuant to which HYDRA leases to others any type of property.
(v) Each such lease described on Schedule 3(m) is the legal, valid and binding obligation of HYDRA and, to the knowledge of IVOI, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect.  HYDRA is not in default under any such lease, and HYDRA has not received any notice from any person or entity asserting that IVOI is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

(n) Intellectual Property.  HYDRA owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the “HYDRA Intellectual Property”).

(o) Compliance with Laws.  HYDRA has not been charged with, and, to HYDRA’s knowledge, HYDRA is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the HYDRA Business or HYDRA, and HYDRA is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the HYDRA Business or HYDRA.  To HYDRA’s knowledge, HYDRA is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the HYDRA Business or HYDRA which would have a material adverse effect on HYDRA or the HYDRA Business.  Without limiting the generality of the foregoing, HYDRA is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on HYDRA or the HYDRA Business.

(p) Employee Benefit Plans.  Schedule 3(p) contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any “employee benefit plan” (as defined in Section 3(3) of ERISA), to which HYDRA contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of HYDRA (or their beneficiaries) are eligible to participate or derive a benefit.  Each employee benefit plan which is a “group health plan” (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code.  Except as described on Schedule 3(p), HYDRA has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees.  Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

HYDRA does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of HYDRA.

HYDRA has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on Schedule 3(p) (individually, a “HYDRA Employee Benefit Plan” and, collectively, the “HYDRA Employees Benefit Plans”), and HYDRA has no knowledge of any default or violation by any other party with respect thereto.

There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to HYDRA’s knowledge, threatened, against any HYDRA Employee Benefit Plan or against the assets funding any HYDRA Employee Benefit Plan.

HYDRA neither maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of HYDRA.

(s) Employment Law Matters.  HYDRA (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

HYDRA has not at anytime had, nor to HYDRA’s knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting HYDRA that had or would reasonably be expected to have a material adverse effect on the HYDRA Business or HYDRA.

None of the employees of HYDRA is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative.  HYDRA is not a party to any multi-employer collective bargaining agreement covering any of its employees.

There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to HYDRA’s knowledge, threatened, between HYDRA and any employees of HYDRA (or any union or other representative of such employees).  No unfair labor practice complaints have been filed against HYDRA with the National Labor Relations Board or any other Governmental Body or administrative body, and HYDRA has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

(q) Contracts and Commitments.  Together with the leases set forth on Schedule 3(m), the insurance policies set forth on Schedule 3(u), and the HYDRA Employee Benefit Plans and commitments set forth on Schedule 3(p), Schedule 3(q) contains a true and complete list and description (stated without duplication), of:
(i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of HYDRA which are material to the operations, business, prospects or condition (financial or otherwise) of HYDRA;
(ii) all consulting agreements (whether written or oral), regardless of amounts or duration;
(iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of HYDRA’s products;
(iv) all contracts relating to construction-in-progress of capital assets; and
(v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which HYDRA is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of HYDRA.

HYDRA has delivered to IVOI true and complete copies of all of the documents identified on Schedule 3(q) (collectively, the “HYDRA Material Contracts”) and shall deliver true and complete copies of all such other agreements, instruments and documents as IVOI may reasonably request relating to the operation, ownership or conduct of the HYDRA Business.

HYDRA is not a party to any written agreement that would restrict it from carrying on the HYDRA Business anywhere in the world.

HYDRA is not a party to any “take-or-pay” contracts.

Except as identified on Schedule 3(q), HYDRA is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between HYDRA and any employees of HYDRA.

HYDRA is not, and to the knowledge of HYDRA, no other party is, in default under or in breach or violation of, nor has HYDRA received notice of any asserted claim of default by HYDRA or by any other party under, or a breach or violation of, any of the HYDRA Material Contracts.

(r) No Brokers.  Except as disclosed on Schedule 3(r), HYDRA is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

(s) Environmental Matters.  HYDRA is in compliance in all material respects with all Environmental Laws.  There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by HYDRA with any Environmental Law (ii) relating to the release into the environment by HYDRA of any pollutant, toxic or hazardous material or waste generated by HYDRA, whether or not occurring at or on a site owned, leased or operated by HYDRA.  There has not been by HYDRA, nor to the knowledge of HYDRA has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by HYDRA and any other real property presently or formerly owned by, used by or leased to or by HYDRA, any predecessor of HYDRA (collectively, the “HYDRA Property”).  To the knowledge of HYDRA, neither HYDRA nor any properties owned or operated by HYDRA has been or is in violation or is otherwise liable under, any Environmental Law.  To the knowledge of HYDRA, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the HYDRA Property.  To the knowledge of HYDRA, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the HYDRA Property or into the environment surrounding such HYDRA Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action.  To the knowledge of HYDRA, HYDRA has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by HYDRA in connection with the conduct of the business of HYDRA as presently conducted.

(t) Bank Accounts.  Schedule 3(t) sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which HYDRA maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

(u) Insurance.  Schedule 3(u) sets forth a true and complete list and description of (i) all of HYDRA’s self-insurance practices and items covered by such self-insurance and (ii) all policies of fire, liability, worker’s compensation and other forms of insurance owned or held by HYDRA.  No installment premiums are due under the policies set forth on Schedule 3(u) or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date.  All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by HYDRA in its reasonable business judgment, and HYDRA has not received any notice of cancellation with respect thereto.  To HYDRA’s knowledge, HYDRA is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

(v) Suppliers and Customers.  HYDRA does not have any knowledge that any supplier or customer or group of related suppliers or customers of HYDRA has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with HYDRA, which termination would have a material adverse effect on the HYDRA Business or HYDRA, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with HYDRA by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

(w) Licenses, Permits and Authorizations.  HYDRA has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on HYDRA or the HYDRA Business.  All of the Permits are valid, in full force and effect and in good standing.  Schedule 3(w) contains a true and complete list and description of all the Permits.  There is no claim or Action pending, or, to HYDRA’s knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

(x) Accounts Receivable.  All accounts receivable of HYDRA shown on the HYDRA Financial Statements and all accounts receivable created after December 31, 2010, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of HYDRA and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to HYDRA’s knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of HYDRA.

(y) Condition of Tangible Assets.  Except as disclosed on Schedule 3(y), HYDRA’s facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by HYDRA in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and HYDRA has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

(z) Disclosure.  No representation or warranty of HYDRA in this Agreement (including, without limitation, the Schedules of HYDRA hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

4.           Representations and Warranties of IVOI.  IVOI represents and warrants to HYDRA that the statements contained in this Section 4 and in its SEC filings are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a) Organization. IVOI is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

(b) Capitalization. The entire authorized capital stock of IVOI consists of 10,000,000,000 shares of Common Stock, of which 6,265,563,493 shares are issued and outstanding as of the Effective Date, and 1,000,000 shares of Preferred Stock, none of which are issued or outstanding. All the IVOI Preferred Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and non-assessable.

(c) Authorization of Transaction. IVOI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of IVOI, enforceable in accordance with its terms and conditions.

(d) Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IVOI is subject or any provision of the charter or bylaws of IVOI or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which IVOI is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the New Jersey Code, the Securities Exchange Act, the Securities Act, and state securities laws, IVOI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(e) Financial Statements.  Five business days prior to the Closing Date, IVOI will deliver to HYDRA the audited balance sheet of IVOI as of December 31, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Audited 2010 IVOI Financial Statements”) (all such financial statements, including the Audited 2010 IVOI Financial Statements, the Unaudited 2010 IVOI Financial Statements, are hereinafter collectively referred to as the “IVOI Financial Statements”).  The IVOI Financial Statements: (i) were compiled from the books and records of IVOI regularly maintained by management and used to prepare the financial statements of IVOI, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of IVOI for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

(f) Absence of Certain Changes.  Except as set forth on Schedule 4(f), since December 31, 2010, IVOI has conducted the IVOI Business only in the ordinary course and consistent with prior practices and has not:
(i) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the IVOI Business, or operations;
(ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the IVOI Business, operations, assets, or condition (financial or otherwise);
(iii) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 4(h) at the time the same were due and payable and in the ordinary course of business;
(iv) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 4(p) below);
(v) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 4(f) hereto;
(vi) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);
(vii) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the IVOI Business not theretofore a matter of public knowledge;

(viii) except as disclosed on Schedule 4(f), granted any increase in the compensation of any officer, employee or consultant of IVOI (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;
(ix) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);
(x) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;
(xi) declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of IVOI, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock;
(xii) knowingly waived or released any right or claim of IVOI;
(xiii) received a commencement notice or, to the knowledge of IVOI, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against IVOI;
(xiv) experienced any labor trouble or, to the knowledge of IVOI, received any claim of wrongful discharge or worker’s compensation claim;
(xv) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 4(f); or
(xvi) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the IVOI Business, the IVOI Intellectual Property (as defined below) or the operations of IVOI.

(g) Disclosure. This Section 4 and the information contained in IVOI’s SEC filings does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein, in the light of the circumstances under which are made, not misleading.

(h) Undisclosed Liabilities. IVOI has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 2010 and (ii) liabilities which have arisen after December 31, 2010 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i) Subsidiaries.  Except as set forth in Schedule 4(i), IVOI does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

(j) Consents and Approvals.  Except as set forth on Schedule 4(j) hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by IVOI in connection with the execution, delivery or performance of this Agreement.

(k) Litigation.  There are no Actions to which IVOI is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by IVOI (a) involving or relating to IVOI or any of its assets, properties or rights, or (b) pending, or, to IVOI’s knowledge, threatened, against IVOI , or any of their respective assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the IVOI Business.

(l) Taxes and Tax Returns.  All of the tax returns and reports of IVOI required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid.  There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period.  No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of IVOI.  IVOI does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the December 31, 2010 IVOI Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the December 31, 2010 IVOI Financial Statements in the ordinary course of business and reserved against on the books and records of IVOI compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date.  The provisions for taxes reflected in the December 31, 2010 IVOI Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2010 and for all prior periods, whether disputed or undisputed.  There are no present disputes about taxes of any nature payable by IVOI.   IVOI has never filed, and will not file on or before the Closing Date, any consent under Section 341(f) of the Code.  IVOI’s tax returns have never been audited by any taxation authority.

(m) Leases.  Schedule 4(m) contains a true and complete list of:
(i) all leases pursuant to which IVOI leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;
(ii) all leases pursuant to which IVOI leases any type of personal property;
(iii) all leases pursuant to which IVOI leases any vehicles or related equipment; and
(iv) all leases pursuant to which IVOI leases to others any type of property.
(v) Each such lease described on Schedule 4(m) is the legal, valid and binding obligation of IVOI and, to the knowledge of IVOI, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect.  IVOI is not in default under any such lease, and IVOI has not received any notice from any person or entity asserting that IVOI is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

(n) Intellectual Property.  IVOI owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the “IVOI Intellectual Property”).

(o) Compliance with Laws.  IVOI has not been charged with, and, to IVOI’s knowledge, IVOI is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the IVOI Business or IVOI, and IVOI is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the IVOI Business or IVOI.  To IVOI’s knowledge, IVOI is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the IVOI Business or IVOI which would have a material adverse effect on IVOI or the IVOI Business.  Without limiting the generality of the foregoing, IVOI is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on IVOI or the IVOI Business.

(p) Employee Benefit Plans.  Schedule 4(p) contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any “employee benefit plan” (as defined in Section 3(3) of ERISA), to which IVOI contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of IVOI (or their beneficiaries) are eligible to participate or derive a benefit.  Each employee benefit plan which is a “group health plan” (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code.  Except as described on Schedule 4(p), IVOI has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees.  Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

IVOI does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of IVOI.

IVOI  has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on Schedule 4(p) (individually, a “IVOI Employee Benefit Plan” and, collectively, the “IVOI Employees Benefit Plans”), and IVOI has no knowledge of any default or violation by any other party with respect thereto.

There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to IVOI’s knowledge, threatened, against any IVOI Employee Benefit Plan or against the assets funding any IVOI Employee Benefit Plan.

IVOI neither maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of IVOI.

(q) Employment Law Matters.  IVOI (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

IVOI has not at anytime had, nor to IVOI’s knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting IVOI that had or would reasonably be expected to have a material adverse effect on the IVOI Business or IVOI.

None of the employees of IVOI is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative.  IVOI is not a party to any multi-employer collective bargaining agreement covering any of its employees.

There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to IVOI’s knowledge, threatened, between IVOI and any employees of IVOI (or any union or other representative of such employees).  No unfair labor practice complaints have been filed against IVOI with the National Labor Relations Board or any other Governmental Body or administrative body, and IVOI has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

(r) Contracts and Commitments.  Together with the leases set forth on Schedule 4(m), the insurance policies set forth on Schedule 4(v), and the IVOI Employee Benefit Plans and commitments set forth on Schedule 4(p), Schedule 4(r) contains a true and complete list and description (stated without duplication), of:
(i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of IVOI which are material to the operations, business, prospects or condition (financial or otherwise) of IVOI;
(ii) all consulting agreements (whether written or oral), regardless of amounts or duration;
(iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of IVOI’s products;
(iv) all contracts relating to construction-in-progress of capital assets; and
(v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which IVOI is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of IVOI.

IVOI has delivered to HYDRA true and complete copies of all of the documents identified on Schedule 4(r) (collectively, the “IVOI Material Contracts”) and shall deliver true and complete copies of all such other agreements, instruments and documents as IVOI may reasonably request relating to the operation, ownership or conduct of the IVOI Business.

IVOI is not a party to any written agreement that would restrict it from carrying on the IVOI Business anywhere in the world.

IVOI is not a party to any “take-or-pay” contracts.

Except as identified on Schedule 4(r), IVOI is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between IVOI and any employees of IVOI.

IVOI is not, and to the knowledge of IVOI, no other party is, in default under or in breach or violation of, nor has IVOI received notice of any asserted claim of default by IVOI or by any other party under, or a breach or violation of, any of the IVOI Material Contracts.

(s) No Brokers.  Except as disclosed on Schedule 4(s), IVOI is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

(t) Environmental Matters.  IVOI is in compliance in all material respects with all Environmental Laws.  There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by IVOI with any Environmental Law (ii) relating to the release into the environment by IVOI of any pollutant, toxic or hazardous material or waste generated by IVOI, whether or not occurring at or on a site owned, leased or operated by IVOI.  There has not been by IVOI, nor to the knowledge of IVOI has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by IVOI and any other real property presently or formerly owned by, used by or leased to or by IVOI, any predecessor of IVOI (collectively, the “IVOI Property”).  To the knowledge of IVOI, neither IVOI nor any properties owned or operated by IVOI has been or is in violation or is otherwise liable under, any Environmental Law.  To the knowledge of IVOI, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the IVOI Property.  To the knowledge of IVOI, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the IVOI Property or into the environment surrounding such IVOI Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action.  To the knowledge of IVOI, IVOI has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by IVOI in connection with the conduct of the business of IVOI as presently conducted.

(u) Bank Accounts.  Schedule 4(u) sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which IVOI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

(v) Insurance.  Schedule 4(v) sets forth a true and complete list and description of (i) all of IVOI’s self-insurance practices and items covered by such self-insurance and (ii) all policies of fire, liability, worker’s compensation and other forms of insurance owned or held by IVOI.  No installment premiums are due under the policies set forth on Schedule 4(v) or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date.  All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by IVOI in its reasonable business judgment, and IVOI has not received any notice of cancellation with respect thereto.  To IVOI’s knowledge, IVOI is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

(w) Suppliers and Customers.  IVOI does not have any knowledge that any supplier or customer or group of related suppliers or customers of IVOI has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with IVOI, which termination would have a material adverse effect on the IVOI Business or IVOI, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with IVOI by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

(x) Licenses, Permits and Authorizations.  IVOI has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on IVOI or the IVOI Business.  All of the Permits are valid, in full force and effect and in good standing.  Schedule 4(x) contains a true and complete list and description of all the Permits.  There is no claim or Action pending, or, to IVOI’s knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

(y) Accounts Receivable.  All accounts receivable of IVOI shown on the IVOI Financial Statements and all accounts receivable created after December 31, 2010, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of IVOI and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to IVOI’s knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of IVOI.

(z) Condition of Tangible Assets.  Except as disclosed on Schedule 4(z), IVOI’s facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by IVOI in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and IVOI has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

(aa) Disclosure.  No representation or warranty of IVOI in this Agreement (including, without limitation, the Schedules of IVOI hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

5.            Covenants. The parties agree as follows with respect to the period from and after the execution of this Agreement.

(a) General. Each of the parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

(b) Notices and Consents. HYDRA will give any notices to third parties, and will use its best efforts to obtain, any third party consents, that IVOI reasonably may request in connection with the matters referred to in Section 3(j) above.

(c) Regulatory Matters and Approvals. Each of the parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(j) and Section 4(j) above. Without limiting the generality of the foregoing:

(i) Securities Act, Securities Exchange Act, and State Securities Laws. IVOI will take all actions that may be necessary under state and federal securities laws in connection with the offering and issuance of IVOI Shares and provide all notices to and/or requests for consent from its shareholders as required pursuant to the Securities Exchange Act.

(ii) State Corporation Laws. Both parties will solicit their shareholders to approve the Merger, in the manner required by applicable law.

(d) Operation of Business. HYDRA and IVOI will continue to operate and conduct their respective businesses in a commercially reasonable manner, and will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

(i) HYDRA and IVOI will not authorize or effect any change in their respective charter or bylaws;

(ii) HYDRA and IVOI will not grant any options, warrants, or other rights to purchase or obtain any of their respective securities or issue, sell, or otherwise dispose of any of their respective securities (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

(iii) HYDRA and IVOI will not declare, set aside, or pay any dividend or distribution with respect to their respective securities (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of their respective securities;

(iv) HYDRA and IVOI will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business of the respective companies;

(v) HYDRA and IVOI will not impose any Security Interest upon any of their respective assets outside the Ordinary Course of Business of each company;

(vi) HYDRA and IVOI will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business of each company;

(vii) HYDRA and IVOI will not make any change in employment terms for any of their respective directors, officers, and employees outside the Ordinary Course of Business of each company;

 (viii)  IVOI shall maintain filing all required SEC filings in a current and timely manner.

(e) Full Access. HYDRA will permit representatives of IVOI to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of HYDRA. IVOI will treat and hold as such any Confidential Information it receives from HYDRA in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to HYDRA all tangible embodiments (and all copies) thereof which are in its possession.

(f) Notice of Developments. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any party pursuant to this Agreement, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g) Full Access. IVOI will permit representatives of HYDRA to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of IVOI. HYDRA will treat and hold as such any Confidential Information it receives from IVOI in the course of the reviews contemplated hereby, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to IVOI all tangible embodiments (and all copies) thereof which are in its possession.

6.            Conditions to Obligation to Close.

(a) Conditions to Obligation of IVOI. The obligation of IVOI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite HYDRA Shareholder Approval;

(ii) HYDRA shall have procured all of the third party consents specified in Section 5 above;

(iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) HYDRA shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of HYDRA (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vi) immediately prior to the Effective Time there shall be 100,000,000 shares of HYDRA Common Stock authorized, no shares of HYDRA Common Stock held or owned by anyone other than ASRC,  no shares of HYDRA Preferred Stock outstanding, and no options outstanding;

(vii) the parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

(viii) all actions to be taken by HYDRA in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to IVOI.

(ix) IVOI shall have entered into an Administrative Services Agreement by and between IVOI and B Green Innovations, Inc. in substantially the form as set forth in Exhibit C and attached herein.  The parties hereby acknowledge that the B Green Innovations, Inc. Series A 3% Preferred Stock may not be converted or redeemed except pursuant to the terms as set forth in the Administration Services Agreement and the B Green Innovations, Inc. Certificate of Incorporation.

(x) IVOI shall have issued IVOI Class A Common Stock to pay various outstanding obligations as listed on Schedule 6(a)(x).

(xi) IVOI shall have paid its obligations related to consummating the contemplated transaction herein for any legal bills and/or other expenses.

(xii) IVOI shall invest any remaining cash reserves at the time of the Closing in B Green Innovation, Inc. Series A 3% Preferred Stock.

(xiii) IVOI shall have applied for and HYDRA shall have paid for a  directors' and officers' liability insurance policy ("D&O Insurance Tail") by an insurer, with policy limits of $1 million covering the period during which the directors and officers of IVOI were serving in any one or more of the capacities covered by this Agreement and for a term of two (2) years (the “Term”) by reason of the fact that the director and officer is serving in any of the capacities covered by this Agreement.  In all policies of D&O Insurance Tail to be maintained pursuant to this subparagraph, the directors and officers shall be named as an insured in such a manner as to provide them with the greatest rights and benefits available under such policy.  The premium for the  D&O Insurance Tail has been quoted at $24,732 for the Term.

IVOI may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(xiv) HYDRA.  At the Closing, HYDRA shall deliver to IVOI:

(A) the original stock certificates representing the HYDRA Shares, accompanied by stock powers separate from such stock certificates duly executed in blank by the HYDRA Shareholder evidencing the transfer of HYDRA Shares to IVOI;

(B) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

(C) evidence, in form and substance reasonably satisfactory to IVOI, that any and all shareholder agreements or similar agreements to which HYDRA and the HYDRA Shareholders, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

(D) a certificate of the president or chief executive officer of HYDRA certifying that the representations and warranties by HYDRA set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that HYDRA has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(E) a copy of the Articles of Incorporation and Bylaws of HYDRA, each as amended to date, and the resolutions adopted by the Board of Directors of HYDRA approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of HYDRA as being in full force and effect on and as of the Closing Date;

(F) a certificate of the Secretary of State of Nevada to the effect that HYDRA is a validly existing corporation in good standing under the laws of the State of Nevada and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that HYDRA is a foreign corporation in good standing under the laws of such state; and

(G) an opinion of legal counsel to HYDRA to the effect that: (i) HYDRA is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on HYDRA; (ii) this Agreement and each related agreement to which HYDRA is a party has been duly authorized, executed and delivered by HYDRA and each of this Agreement and each such related agreement constitutes the valid and binding obligation of HYDRA enforceable against HYDRA in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) HYDRA, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by HYDRA.

(H) the Audited 2010 HYDRA Financial Statements.

(b) Conditions to Obligation of HYDRA. The obligation of HYDRA to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite HYDRA Shareholder Approval;

(ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(iii) IVOI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of HYDRA (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) IVOI shall have outstanding no more than 6,265,563,493 shares of its Common Stock, except for the additional shares issued pursuant to Schedule 6(a)(x);

(vi) IVOI shall have authorized 1,000,000 shares of blank check preferred stock to be issued to ASRC and/or its nominees and designees in connection with the Merger, and shall have filed a valid certificate of designation relating to said preferred stock, providing the following rights to the preferred stock:

•	Each Preferred Share shall convert, at the holder's option, into 153.5 shares of Class A Common Stock, at any time desired by the holder.

(vii) The parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

(viii) all actions to be taken by IVOI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to HYDRA.

(ix) the Audited 2010 IVOI Financial Statements.

HYDRA may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.    Termination.

(a) Termination of Agreement. Either of the parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

(i) the parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii) IVOI may terminate this Agreement by giving written notice to HYDRA at any time prior to the Effective Time (A) in the event HYDRA has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, IVOI has notified HYDRA of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31,, 2011, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from IVOI breaching any representation, warranty, or covenant contained in this Agreement);

(iii) HYDRA may terminate this Agreement by giving written notice to IVOI at any time prior to the Effective Time (A) in the event IVOI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HYDRA has notified IVOI of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before October 31, 2011, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from HYDRA breaching any representation, warranty, or covenant contained in this Agreement);

(b) Effect of Termination. If any party terminates this Agreement pursuant to Section7(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that all confidentiality provisions contained herein shall survive any such termination.

8.           Miscellaneous.

            (a) Confidentiality. Each IVOI and HYDRA will use any information received from each other solely for purposes of their respective due diligence investigation of the other, and unless and until the parties consummate the Merger, the parties, their affiliates, directors, officers, employees, advisors, and agents will keep all such information strictly confidential.

(a) Press Releases and Public Announcements. Except for the press release issued by IVOI relating to the previous Letter of Intent entered into by the parties in connection with the Merger, no party shall issue any other press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

(b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to HYDRA:                        Peter A. Lagorio, Esq.
Law Office of Peter A. Lagorio
63 Atlantic Ave.
Boston, MA 02110

If to IVOI:                              Lawrence A Muenz, Esq.
Meritz & Muenz, LLP
2021 O Street NW
Washington, DC 20036

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(h) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the New Jersey General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j) Expenses. The combined entity will bear all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

(l) Schedules and Exhibits.  The parties mutually agree that the various schedules and exhibits referenced herein and to be attached to this Agreement may be not be available at the time of the execution of this Agreement and may be supplied and attached to the Agreement between the date hereof and the Closing Date.

[Intentionally Omitted]

9.   No Negotiations, etc.

Prior to the Closing Date, neither IVOI nor HYDRA shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of all or any part of their respective assets except, by the Board of Directors of IVOI or ASRC to the extent otherwise required in the exercise of its fiduciary duties to its shareholders, as the case may be, if it shall have received a Superior Proposal after the date hereof from a third party or parties. As used in this Agreement, the defined term “Superior Proposal” shall mean a bona fide unsolicited written proposal made by a third party which is (a)(i) for a sale, exchange, transfer or other disposition of more than 50% of the assets of the company, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of more than 50% of the stock whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction, and which and is (b) otherwise on terms which the Board of Directors in good faith has concluded (after consultation with its financial advisors and legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal (x) that the proposal would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacity as shareholders) or members (in their capacity as members), as the case may be, from a financial point of view, than the transactions contemplated by this Agreement and (y) that the proposal is reasonably capable of being consummated.

10.   Delivery of Disclosure Schedules

The respective disclosure schedules relating to the representations and warranties of IVOI and HYDRA in this Agreement shall be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing.

11.   Post Closing Covenants

(a) Upon consummation of the Closing, IVOI shall timely file with the SEC a Current Report on Form 8-K with respect to the Agreement and Plan of Merger and the consummation of the transactions contemplated hereby.  Additionally, IVOI shall continue to timely file all reports with the SEC pursuant to the Securities Exchange Act and continue to maintain the effectiveness of all registrations statements under Form S-8.

(b) IVOI shall use all commercially reasonable efforts to have the IVOI Class A Common Stock continue trading on the OTC Bulletin Board or the Nasdaq Stock Market.

(c) IVOI shall keep in force the D&O Insurance Tail as set forth in Section 6(a)(xiii).

12.   Additional Conditions

(a)
Notwithstanding anything to the contrary, until HYDRA raises independent funds in an amount sufficient to pay the obligations sets forth on Exhibit C, certain conditions of Closing that are set forth in Section 6(b)(vi) and provide IVOI the following:

(i)	Audited financial statements of HYDRA for the fiscal year ended December 31, 2010.
(ii)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date affixed below.

iVoice, Inc.	Hydra Fuel Cell Corporation

By:	By:

Title:	Title:

Date:	Date:

Exhibit A

Certificate of Merger/Consolidation

1. Type of Filing (check one):	☑ Merger	☐ Consolidation Name of Surviving Business Entity:
iVoice, Inc.

2.  Name(s)/Jurisdiction(s) of All Participating Business Entities:

		Identification # Assigned by
Name	Jurisdiction	Treasurer (if applicable)
iVoice, Inc..	New Jersey	0100902964
Hydra Fuel Cell Corporation	Nevada

3.  Date Merger/Consolidation adopted:  November 8, 2011

Voting: (all corporations involved; attach additional sheets if necessary)

-a	Corp. Name	iVoice Innovations, Inc.	Outstanding Shares 100
If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For _______________                                                           Voting Against _________________ ; OR

Merger/consolidation plan was adopted by a majority of the outstanding voting shares of the corporation through written consent without  a meeting. (check)   ☒

-b	Corp. Name	Hydra Fuel Cell Corporation	Outstanding Shares 100,000,000
If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For _______________                                                           Voting Against _________________ ; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) ☒

4.  Service of Process Address (For use if the surviving business entity is not authorized or registered by the State Treasurer:

The surviving business entity agrees that it may be served with process in this State in any action, suit or proceeding for the enforcement of any obligation of any domestic or foreign corporation, previously amenable to suit in this State, which is a party to this merger/consolidation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation.

The Treasurer is hereby appointed as agent to accept service of process in any such action, suit, or proceeding which shall be forwarded to the surviving business entity at the Service of Process address stated above.

The Surviving Business Entity also agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they may be entitled under the provisions of Title 14A.

A-1

5.  Effective date:  November 8, 2011

Signature	Name	Title	Date

**Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign corporation, a Tax Clearance Certificate for each participating corporation.

NJ Division of Revenue, PO Box 308, Trenton NJ 08646

A-2

Exhibit B

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS

of

SERIES A CONVERTIBLE PREFERRED STOCK

of

IVOICE, INC., A NEW JERSEY CORPORATION

iVoice, Inc., as corporation organized and existing under the laws of the State of New Jersey (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has hereby authorized and issues a series of the Corporation’s previously-authorized Preferred Stock, par value $1.00 per share with the preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 1,000,000 shares of Preferred Stock, is the Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A.    “Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

B.    “Closing Sales Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Majority Holders if Bloomberg Financial Markets is not then reporting closing sales prices of such security)(collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date that was a trading day.  If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

C. “Conversion Date” means, for any Optional Conversion, the date specified in the Notice of Conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., Eastern time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the next date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

D. “Conversion Ratio” means 153.5 shares of the Corporation’s Class A common stock for each one share of the Series A Preferred Stock.

E. “Issuance Date” means the date of the closing under the Agreement and Plan of Merger by and among the Corporation and Hydra Fuel Cell Corporation (the “Merger Agreement”), pursuant to which the Corporation issues shares of Series A Preferred Stock upon the terms and conditions stated therein.

III. DIVIDENDS

A. There will initially be no dividends due or payable on the Series A Preferred Stock.  Any future terms with respect to dividends shall be determined by the Board of Directors of the Corporation consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate which the Board of the Directors of the Corporation shall promptly file or cause to be filed.

IV. CONVERSION

A. Conversion at the Option of the Holder:  Each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series A Preferred Stock into a number of fully paid and non-assessable shares of series A Common Stock determined in accordance with the following formula:  153.5 shares of Series A Common Stock for each one share of Series A Preferred Stock.

B. Mechanics of Conversion:  In order to effect an Optional Conversion, a holder shall:  (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation and (ii) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation.  Upon receipt by the corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion.

(i) Delivery of Common Stock Upon Conversion:  Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the second business day following the Conversion Date issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder (a) the Common Stock being converted and (b) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any.  Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account the account of the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (DTC Transfer).  If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion.  Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes:  The Corporation shall pay and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares:  If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the ten day average Closing Sales Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next lower whole number of shares.  If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share.

V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount:  On or prior to the Issuance Date, the Corporation shall reserve 153,500,000 shares of its authorized but unissued shares of Common Stock, so reserved (the “Reserved Amount”) shall at all times be sufficient to provide for the full conversion of all of the Series A Preferred Stock.

VI. RANK

All shares of the series A Preferred Stock shall rank (i) prior to the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on parity with the Series A Preferred Stock, and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VII. VOTING RIGHTS

The Series A Preferred Stock shall not have any voting rights.

VIII. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the unanimous consent of the holders of the Series A Preferred Stock:

(i) Alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock.

(ii) Alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

(iii) Create or issue any securities which one pari passer or senior to the Series A Preferred Stock

(iv) Issue any additional shares of Series A Preferred Stock;

(v) Redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any other securities.

(vi) Increase the par value of the Common Stock;

(vii) (a)  issue any debt securities; (b)  incur any indebtedness or (c)  enter into any other agreement or arrangement that would, in the case of this clause (d), entitle any third party to any preferences over the Series A Preferred Stock.

(viii) Enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

(ix) Cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

XIV.  MISCELLANEOUS

A. Cancellation of Series A Preferred Stock:  If any shares of Series A Preferred Stock are converted pursuant to Article IV or redeemed or repurchased by the Corporation, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B. Lost or Stolen Certificates: Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates(s) or like tenor and date.  However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificates(s) if the holder contemporaneously requests the Corporations to convert such Series A Preferred Stock.

C. Waiver:    Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series A Preferred Stock.

D. Notices:  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party.  The address for such communications is:  iVoice, Inc., 1800 N.W. 169th Place, Suite c700, Beaverton, Oregon 97006, Attention:  Frank Neukomm; Telephone:  503-645-2523; Facsimile:  503-645-2129; or such other address and telephone and fax number as may be designated in writing hereafter in the same manner by the Corporation.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this ________ day of ______________________ , 2011.

iVoice, Inc. By: ___________________________________ Name: _________________________________ Title: __________________________________

(To be Executed by the Registered Holder in order to convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to covert ___________ shares of Series A Preferred Stock (the “Conversion”), represented by Stock Certificate No(s).  ________ (the “preferred Stock Certificates”), into shares of common stock (“Common Stock”) of iVoice, Inc. (the “Corporation”) according to the conditions of the Certificates of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.  Each Preferred Stock Certificate is attached hereto (or evidence or loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ___________ ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series A Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby request that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ________________________________

Number of Shares Converted: ________________________

Signature: _______________________________________

Name: __________________________________________

Address: ________________________________________

Exhibit C

1.	Accounting fees owed to the independent registered accounting firm of Rosenberg Rich Baker Berman & Co. for the fiscal year of 2011.
2.	Accounting fees owed to the independent registered accounting firm of PS Stephenson & Co., PC. for the fiscal year ended December 31, 2010 and the fiscal year of 2011.
3.	Legal fees related solely to the transaction between HYDRA and IVOI owed to Meritz & Muenz LLP.
4.	Payment of the premium for the D&O Insurance Tail as set forth in Section 6(a)(xiii).

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